Exhibit 21

SUBSIDIARIES OF REGISTRANT

Name	Jurisdiction of Incorporation

Alternative Re Holdings Limited	Bermuda

Alternative Re Limited	Bermuda

Alwyn Insurance Company Limited	Gibraltar

Arch Capital Finance (Ireland) Limited	Ireland

Arch Capital Finance LLC	Delaware

Arch Capital Group (U.S.) Inc.	Delaware

Arch Capital Holdings Ltd.	Bermuda

Arch Capital Services LLC	Delaware

Arch Credit Risk Services (Bermuda) Ltd.	Bermuda

Arch Europe Insurance Services Ltd	United Kingdom

Arch Financial Holdings Australia Pty Ltd	Australia

Arch Financial Holdings B.V.	Netherlands

Arch Financial Holdings Canada Ltd.	Canada

Arch Financial Holdings Europe I Limited	Ireland

Arch Financial Holdings Europe II Limited	Ireland

Arch Financial Holdings Europe III Limited	Ireland

Arch Financial Holdings Europe IV Limited	Ireland

Arch Global Services (Cyprus) Ltd.	Cyprus

Arch Global Services (Philippines) Inc.	Philippines

Arch Global Services Holdings Ltd.	Philippines

Arch Group Foundation	Delaware

Arch Indemnity Insurance Company	Missouri

Arch Insurance (EU) Designated Activity Company	Ireland

Arch Insurance (UK) Limited	United Kingdom

Arch Insurance Canada Ltd.	Canada

Arch Insurance Company	Missouri

Arch Insurance Group Inc.	Delaware

Arch Insurance Solutions Inc.	Delaware

Arch Intermediaries Group Limited	United Kingdom

Arch Investment Holdings (Cyprus) Ltd	Cyprus

Arch Investment Holdings I Ltd.	Bermuda

Arch Investment Holdings II Ltd.	Bermuda

Arch Investment Holdings III Ltd.	Bermuda

Arch Investment Holdings IV Ltd.	Bermuda

Arch Investment ICAV	Ireland

Arch Investments II LLC	Delaware

Arch Investment Management Ltd.	Bermuda

Arch Investment Property Holdings Ltd.	Bermuda

Arch Lenders Mortgage Indemnity Limited	Australia

Arch Life Insurance Company of America	Kansas

Arch LMI Pty Ltd	Australia

Arch Managing Agency Limited	United Kingdom

Arch MI Asia Limited	Hong Kong

Arch Mortgage Assurance Company	Wisconsin

Arch Mortgage Funding, Inc.	Delaware

Arch Mortgage Guaranty Company	Wisconsin

Arch Mortgage Insurance Company	Wisconsin

Arch Mortgage Risk Transfer Holdings Inc.	Delaware

Arch Mortgage Risk Transfer PCC Inc.	District of Columbia

Arch Property Casualty Insurance Company	Missouri

Arch Re Underwriting ApS	Denmark

Arch Reinsurance Company	Delaware

Arch Reinsurance Europe Underwriting Designated Activity Company	Ireland

Arch Reinsurance Ltd.	Bermuda

Arch Services Holdings Inc.	Delaware

Arch Specialty Insurance Agency Inc.	Missouri

Arch Specialty Insurance Company	Missouri

Arch Syndicate Investments Ltd	United Kingdom

Arch Underwriters Ltd.	Bermuda

Arch Underwriters Europe Limited	Ireland

Arch Underwriters (Gulf) Limited	Dubai International Financial Centre

Arch Underwriting Agency (Australia) Pty. Ltd.	Australia

Arch Underwriting Agency LLC	Delaware

Arch Underwriting at Lloyd’s Ltd	United Kingdom

Arch Underwriting at Lloyd’s (Australia) Pty Ltd	Australia

Arch Underwriters Inc.	Delaware

Arch U.S. MI Holdings Inc.	Delaware

Arch U.S. MI Services Inc.	Delaware

Axiom Underwriting Agency Limited	United Kingdom

Barbican Capital Holdings Limited	United Kingdom

Barbican E&S Insurance Managers Inc.	Delaware

Barbican Group Holdings Limited	Guernsey

Barbican Holdings (UK) Limited	United Kingdom

Barbican Holdings (US) Inc	Delaware

Barbican Intermediaries Group Limited	United Kingdom

Barbican Management Services (US) Inc.	Delaware

Barbican Reinsurance Company Limited	Guernsey

Barbican Specialty Reinsurance Company Limited	Guernsey

Barbican Underwriting Limited	United Kingdom

First American Service Corporation	Missouri

First Shield Consumer Service Corporation	Missouri

First Shield Consumer Service Corporation of Florida	Missouri

First Shield Service Corporation	Missouri

First Shield Service Corporation of Florida	Missouri

Gulf Re Holdings Limited	Jersey (Channel Islands)

Gulf Reinsurance Limited	Dubai International Financial Centre

Idlemear Holdings Limited	United Kingdom

McNeil & Company, Inc.	New York

Obelisk Underwriting Limited	United Kingdom

Out of Towne, LLC	Virginia

Panacea Limited	Gibraltar

Penflex Actuarial Services LLC	New York

SALT Insurance Services Limited	United Kingdom

Seacurus Limited	United Kingdom

Somerset Bridge Group Limited	United Kingdom

Somerset Bridge Insurance Services Limited	United Kingdom

Somerset Bridge Ltd	United Kingdom

Somerset Bridge Shared Services Limited	United Kingdom

Soundview Claims Solutions Inc.	Delaware

Southern Rock Holdings Limited	Gibraltar

Southern Rock Insurance Company Limited	Gibraltar

Thomas Underwriting Agency Ltd	United Kingdom

United Guaranty Residential Insurance Company	North Carolina

United Guaranty Residential Insurance Company of North Carolina	North Carolina

United Guaranty Services, Inc.	North Carolina

Ventus Risk Management, Inc.	Delaware